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                                                                    EXHIBIT 99.1

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               OF GRANCARE, INC.

                          TO BE HELD ON JULY 19, 1995

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                      BOARD OF DIRECTORS OF GRANCARE, INC.

    The undersigned appoints Gene E. Burleson and Evrett W. Benton, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Shareholders (the "Special Meeting") of GranCare, Inc. to be held at the offices of GranCare, Inc., One Ravinia Drive, Suite 1500, Atlanta, Georgia, 30346, on July 19, 1995 at 3:00 p.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Special Meeting and to appear and vote all the shares of common stock of GranCare, Inc. that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Joint Proxy Statement/Prospectus of GranCare, Inc. and Evergreen dated as of June 19, 1995 (the "Proxy Statement") and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.


                                                                    SEE REVERSE
                                                                       SIDE

[X]  Please mark your
     votes as this
     example


1. The approval and adoption of the Agreement and Plan of Merger dated as of May 2, 1995 (the "Merger Agreement"), by and among GranCare, GW Acquisition Corp., a wholly-owned subsidiary of GranCare ("GWAC"), and Evergreen Healthcare, Inc. ("Evergreen"), pursuant to which, among other things:
   (i) GWAC will be merged with and into Evergreen, and Evergreen will become a wholly-owned subsidiary of GranCare, (ii) each share of Evergreen common stock, par value $0.01 per share, will be converted into 0.775 of a share of GranCare common stock, no par value and (iii) GranCare will assume the Evergreen 1993 Incentive Compensation Plan, the 1994 Non-Employee Director Stock Option Plan, and the National Heritage, Inc. 1987 Stock Option Plan and all outstanding options under such plans and all outstanding Evergeen warrants.

         / / FOR                / / AGAINST                / / ABSTAIN

2 The transaction of such other business as may properly come before the Special Meeting or at any adjournment or postponement thereof.



                                     Dated this ______ day of ____________ 1995

                                     ------------------------------------------
                                              Signature of Shareholder

                                     ------------------------------------------
                                              Signature of Shareholder

                                     Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.



           PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE
                      POSTAGE PREPAID ENVELOPE PROVIDED.